Exhibit 99.1

                             Joint Filer Information

Names:        Perceptive Life Sciences Master Fund Ltd. and
              Perceptive Advisors LLC

IRS I.D. No.: 980338943 (Master Fund)                      52-2291758 (Advisors)

Address:      c/o First New York Securities, LLC
              850 Third Avenue, 8th Floor
              New York, New York 10022

Designated Filer:                           Joseph Edelman

Issuer and Ticker Symbol:                   Biosante Pharmaceuticals, Inc. (BPA)

Date of Earliest Transaction                January 21, 2004
(Month/Day/Year)

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Biosante Pharmaceuticals, Inc.

   PERCEPTIVE LIFE SCIENCES                        PERCEPTIVE ADVISORS LLC
   MASTER FUND LTD.


   By: Perceptive Advisors LLC, its
         investment advisor

   By: /s/ Joseph Edelman                          By: /s/ Joseph Edelman
       ---------------------------                     -------------------------
   Name:  Joseph Edelman                           Name: Joseph Edelman
   Title: Managing Member                          Title: Managing Member